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                          BANK INTERCREDITOR AGREEMENT

                   ELK ASSOCIATES FUNDING CORPORATION (the "Debtor") from time to time incurs obligations, direct, indirect and/or contingent including principal, interest, charges relating thereto and fees and expenses in connection therewith ("Obligations") to each of Bank Hapoalim, B.M., Bank Leumi Trust Company of New York, Israel Discount Bank of New York and Extebank (each, individually a "Creditor" and collectively, the "Creditors"), some or all of which Obligations are or may be secured, either wholly or partially, by Collateral (as hereinafter defined) granted to each Creditor by the Debtor under various agreements. Each Creditor has filed or may file a financing statement ("Financing Statement") under the Uniform Commercial Code as adopted in the State of New York. The Creditors desire to agree among themselves as to the relative priority of their respective security interests in Collateral. It is hereby agreed as follows:

                   1. "Collateral" means all personal property and fixtures of the Debtor, whether now or hereafter existing or now owned or hereafter acquired and wherever located, of every kind and description, tangible or intangible, including, but not limited to, all goods, equipment, inventory, documents, instruments, chattel paper, accounts, contract rights, general intangibles, notes and other instruments and all other rights to the payment of money arising out of the Debtor's providing financial services, any collateral securing payment of the foregoing (including security interests in New York City tax medallions) and including the products and proceeds thereof and accessions thereto, constituting security for obligations of the Debtor, whether direct or indirect, liquidated or contingent. Collateral shall also include any and all deposits or other sums at any time credited by or due from a Creditor to the Debtor and any monies or securities and other property of the Debtor held or received by a Creditor.

                   2. Borrower hereby acknowledges and confirms by its execution below that each and every Creditor is and has been granted a security interest in all of the Collateral.

                   3. "General Security Interest" means any perfected and enforceable security interest of a Creditor in any Collateral however arising, including purchase money security interests.

                    4. The General Security Interest of each Creditor in any Collateral ranks equally in priority with the General Security Interest of each other Creditor in the same Collateral. Any Collateral, or proceeds thereof, received at any time or from time to time by any of the Creditors shall be shared by all of the Creditors, and applied to the payment of the then outstanding Obligations, pro rata in accordance with the outstanding amounts of Obligations owed by the Debtor to each Creditor. Without limiting the generality of the foregoing, notes payable to Debtor and held by any Creditor shall be deemed to be subject to a General Security Interest for the benefit of all the Creditors to be shared on a pro rata basis. For the purposes of perfecting such General Security Interest, the possession of notes by


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any Creditor shall be deemed to be possession of the notes by all of the
Creditors. Each Creditor agrees that any such note shall be endorsed as collateral security to the order of the Creditor holding the note as Custodian for itself and all Lenders party to a Custodian Agreement dated September 9, 1993 and be held pursuant to the terms thereof.

                   5. The priorities specified herein shall be applicable irrespective of the time or order of attachment or perfection of any Creditor's security interest or the time or order of filing of Financing Statements or the giving or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests.

                   6. The priorities provided herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of any Obligation of Debtor to any Creditor, nor by any action or inaction which any Creditor may take or fail to take with respect to any Collateral.

                   7. Subject to the provisions of paragraph 3 hereof, each Creditor shall have the right to manage, perform and enforce the terms of its respective agreements with Debtor with respect to Collateral and to exercise and enforce all privileges and rights thereunder according to its discretion and the exercise of its business judgment including, without limitation, the exclusive right to take or retake control or possession of the Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate the Collateral.

                   8. All of the Creditors acknowledge that this Agreement shall constitute notice of each of their respective security interests in the Collateral as provided by Section 9-504 of the New York Uniform Conunercial Code.

                   9. This Agreement shall terminate ten (10) days after the date that all Creditors receive written notice at the address specified on the signature page for such Creditor and in the manner set forth below of a Creditor's intention to terminate. Termination shall not impair any General Security Interest theretofore acquired by any Creditor or affect the priorities thereof or the sharing of Collateral and any proceeds hereunder.

                   10. All notices permitted or required to be given or among the Creditors under this Agreement shall be in writing and shall be deemed to be duly given if given personally with receipt acknowledged or sent by registered or certified mail, return receipt requested, or via facsimile, with a confirmation sent by registered or certified mail, or by overnight courier for next day delivery, addressed to the parties at their addresses or facsimile numbers set forth below, unless notice in writing is given of a change of address or telecopy number in the manner set forth herein, in which case notices shall be sent to the new address or telecopy number as designated. Notice of change of address or telecopy number shall be deemed given when actually received

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or upon refusal to accept delivery thereof; all other notices shall be deemed given and received on the earlier of (a) when actually received or upon refusal to accept delivery thereof, or (b) on the date personally delivered, one day after being sent by telecopy or overnight courier and four days after mailing, as aforesaid.

                    11. This Agreement shall be governed by the laws of the State of New York. Unless the context otherwise requires all terms used herein and not otherwise defined herein which are defined in the Uniform Commercial Code shall have the meanings therein stated.

                    12. This Agreement is solely for the benefit of the Creditors and their successors or assigns and no other person or persons shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement. This Agreement shall not be amended, nor any provisions hereof waived without the prior written consent of all the parties hereto.

                    13. This Agreement may be executed in several counterparts, each of which shall be deemed an original. All such counterparts shall together constitute one and the same instrument.

                    14. Each Creditor agrees that it will give written notice to each of the other Creditors at the respective addresses below and in the manner set forth herein upon the declaration of an event of default under the security agreements between each of the Creditors and the Debtor with respect to any Obligation owed by the Debtor to it and before giving such Debtor any instructions with respect to the Collateral or taking any actions with respect to the Collateral.

                    IN WITNESS WHEREOF, each Creditor has caused this Agreement to be duly executed the 9th day of September 1993.

ISRAEL DISCOUNT BANK OF NEW YORK                                BANK LEUMI TRUST COMPANY OF NEW YORX
Address:         511 Fifth Avenue                               Address:      535 Seventh Avenue
                 New York, NY 10017                                           New York, NY 10036
                 Fax No: 212/986-4786                                         Fax No:212/626-1329

By: /s/ Robert J. Fannell                                       By: /s/ Melvyn F. Plotzker
   ----------------------------------                              ------------------------------------
   Title: Vice President                                           Title: Vice President

By: /s/ Gary M. Solomon                                         By: /s/ Thomas Scheckter
   ----------------------------------                              ------------------------------------
   Title: Vice President                                           Title: Vice President

EXTEBANK                                                        BANK HAPOALIM, B.M.
Address:        1001 Avenue of the Americas                     Address:       75 Rockefeller Plaza
                New York, NY 10016                                            New York, NY 10019
                Fax No: 212/768-8785                                          Fax No: 212/782-2187

By: /s/ Walter H. Wright                                        By: /s/ Roy XXXXXXXXXX
   ----------------------------------                              ------------------------------------
   Title: Assistant Vice President                                 Title: Vice President

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ACKNOWLEDGED AND AGREED:
ELK ASSOCIATES FUNDING CORPORATION

By: /s/ Gary C. Granoff
   ----------------------------------















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